Exhibit 10.2

WEB SITE DEVELOPMENT AGREEMENT

THIS AGREEMENT is made and entered into as of this April 4, 2017 (the “Effective Date”) by and between TANA MA SOFTWARE, LLC (“THE COMPANY”) and LITORIUM GROUP CORP. (“THE DEVELOPER”).

WITNESSETH

WHEREAS, THE COMPANY desires to engage THE DEVELOPER to develop, create, test, and deliver a Web Site to be known as “Tana Ma Software Corporate Web Site” as work.

WHEREAS, THE DEVELOPER is interested in undertaking such work; and

WHEREAS, THE COMPANY and THE DEVELOPER mutually desire to set forth the terms applicable to such work;

NOW, THEREFORE, for the mutual consideration set forth herein, the adequacy of which is hereby acknowledged, THE COMPANY and THE DEVELOPER, intending to be legally bound, hereby agree as follows:

1.

The Developer Responsibilities

A.

Scope of Work

THE COMPANY hereby retains the services of THE DEVELOPER to design and develop a Web Site for THE COMPANY in accordance with the proposal submitted by THE DEVELOPER to THE COMPANY dated April 4, 2017.

B.

Deadline

THE DEVELOPER shall deliver the work on April 24, 2017

C.

Changes

Changes to this Agreement or to any of the specifications of the Web Site in any of the specifications thereof shall become effective only when a written change request is executed by the Executive Director of THE COMPANY and THE DEVELOPER. THE DEVELOPER agrees to notify THE COMPANY promptly of any factor, occurrence, or event coming to its attention that may affect THE DEVELOPER’s ability to meet the requirements of this Agreement, or that is likely to occasion any material delay in the discussed schedule.

2.

Web Site Design

A.

Design

The design of THE COMPANY’s Web Site shall be in substantial conformity with the material provided to THE DEVELOPER by THE COMPANY. THE DEVELOPER shall develop THE COMPANY’s Web Site to project the highest professional image. THE DEVELOPER shall not include any of the following in the Web Site: text, graphics, sound, or animations that might be viewed as offensive or related in any way to sex or any illegal activities; links to other sites that might be viewed as offensive or related in any way to sex or any illegal activities; impressionistic or cartoon-like graphics (unless provided by THE COMPANY); invisible text, or any other type of hidden text, hidden information, hidden graphics, or other hidden materials; or destructive elements or destructive programming of any type.

B.

Materials Provided by THE COMPANY

All materials to be supplied by THE COMPANY may be provided on Flash Drive or via E-mail or via File Transfer Protocol Server (“FTP”).

C.

Specifications for Home Page

THE COMPANY’s Web Site will consist of a Home Page (the “first” page for the Web Site) that can be reached by typing one of the following Uniform Resource Locators (“URLs”) into a Web Browser. THE DEVELOPER will use its best efforts to register the “COMPANY.COM” domain name for the benefit of THE COMPANY (or such other name as may be registrable and acceptable to THE COMPANY) and will assign all rights thereto to THE COMPANY. THE COMPANY agrees to pay all registration fees associated with such registration. In addition to the foregoing, a database will be included of members in the licensing industry.

D.

Accessibility Of Web Site During Construction

Throughout the construction of the prototype and the final Web Site, the Web Site shall be accessible to THE COMPANY. Until THE COMPANY has approved the final Web Site, none of the Web Pages for THE COMPANY’s Web Site will be accessible to end users unless the end users have entered the correct user id and password.

E.

Project Planning Meetings

After both parties have signed this Agreement, the parties shall meet at THE COMPANY or a mutually convenient location or via Skype and at a mutually convenient date and time to discuss project planning. The parties shall endeavor to hold this meeting within one week after both parties have signed this Agreement.

F.

Submission To Index Sites

At the time that THE DEVELOPER conducts the first “walk through” of THE COMPANY’s final Web Site, THE DEVELOPER will register THE COMPANY’s URL with the following search engines: Google, Yahoo, Bing, Baidu. THE DEVELOPER will supply a list of other sites (up to 50 sites) with which THE COMPANY may also choose to register.

G.

Delivery of Deliverables

Upon THE COMPANY’s approval of its final Web Site, or upon termination of this Agreement, whichever occurs earlier, THE DEVELOPER shall deliver to THE COMPANY all Code, Documentation, reports and other materials developed by THE DEVELOPER in the course of its performance under this Agreement and any other items reasonably necessary for the operation of THE COMPANY’s Web Site (other than third party operating system software, third party networking software, Web Browsers and hardware) and all changes and enhancements thereto (the “Deliverables”). Documentation shall be delivered in printed format and in electronic format. Code shall be delivered in electronic format. The transfer of electronic materials shall be accomplished by copying them to Flash Drive or via E-mail or via File Transfer Protocol (“FTP”). Files will be provided in HTML format, standard word processing Text format or, if images, as TIFF’s GIFF’S, JPEG’s or Photoshop files. THE DEVELOPER shall maintain its back-ups and one set of the final materials provided to THE COMPANY for a period of six months after THE COMPANY’s approval of its final Web Site. If this Agreement is terminated prior to final approval, or at the expiration of this six month period, THE DEVELOPER will destroy all of its copies of THE COMPANY’s Web Site (including all back-ups thereof) and “wipe” all files constituting final or working copies of THE COMPANY’s Web Site (other than the final copy hosted on THE DEVELOPER’s Web Server and one backup copy thereof) from THE DEVELOPER’s computers and back-up materials unless otherwise directed in writing by THE COMPANY.

H.

Advertising Transaction Fees

THE DEVELOPER agrees to assist THE COMPANY in the sale of any advertising and/or database searches or other programs to generate revenues from the use of the Web Site by third parties. In this regard, THE DEVELOPER will provide assistance in developing such programs for THE COMPANY. In such event, the parties agree to enter into good faith negotiations to reasonably compensate THE DEVELOPER for such services.

3.

Web Site Hosting

A.

Server Hosting

THE DEVELOPER agrees, at THE COMPANY’s option, to maintain THE COMPANY’s Web Site on Third Parties (“Server Provider”) Web Server on a month to month basis.

4.

Compensation

A.

Price for Web Site Creation

The total price for all of the work set forth in the Agreement shall be FOUR THOUSAND, FIVE HUNDRED UNITED STATES DOLLARS ($4,500.00) (the “Development Fee”). This price covers all work of whatever nature on COMPANY’s Web Site contemplated in this Agreement. THE COMPANY shall forward to THE DEVELOPER $2,000.00 (TWO THOUSAND UNITED STATES DOLLARS) within 10 (TEN) business days after the Effective Date and an additional TWO THOUSAND, FIVE HUNDRED UNITED STATES DOLLARS ($2,500.00) within 5 (FIVE) business days when the Web Site is operational in a form reasonably acceptable to THE COMPANY.

B.

Expenses

The prices set forth above are inclusive of expenses. Except as expressly agreed otherwise in writing by THE COMPANY, THE DEVELOPER shall bear all of its own expenses arising from its performance of its obligations under this Agreement, including (without limitation) expenses for facilities, work spaces, utilities, management, clerical and reproduction services, supplies, and the like.

5.

Confidentiality

A.

Confidentiality

THE DEVELOPER shall treat this project as confidential. THE DEVELOPER may not issue any press release that refers to THE DEVELOPER’s work for THE COMPANY unless THE COMPANY has previously approved the press release in writing, which approval may be withheld for any reason or for no reason at all.

6.

Ownership and Rights

A.

Ownership of Work Product by THE COMPANY

Except as set forth below, all elements of all Deliverables shall be exclusively owned by THE COMPANY and shall be considered works made for hire by THE DEVELOPER for THE COMPANY.

B.

Indemnification/No Infringement

In performing services under this Agreement, THE DEVELOPER agrees not to design, develop, or provide to THE COMPANY any items that infringe one or more patents, copyrights, trademarks, or other intellectual property rights (including trade secrets), privacy or other rights of any person or entity. If THE DEVELOPER becomes aware of any such possible infringement in the course of performing any work hereunder, THE DEVELOPER shall immediately so notify THE COMPANY in writing.

7.

Agreements with Employees

No individuals or entities other than THE DEVELOPER and THE DEVELOPER’s employees and independent contractors shall undertake any work in connection with this Agreement. THE DEVELOPER shall obtain and maintain in effect written agreements with each of its employees who participate in any of THE DEVELOPER’s work hereunder. Such agreements shall contain terms sufficient for THE DEVELOPER to comply with all provisions of the Agreement and to support all grants and assignments of rights and ownership hereunder. Such agreements also shall impose an obligation of confidence on such employees with respect to THE COMPANY’s confidential information. It shall be sufficient compliance with this provision of the Agreement if each such employee reads this Agreement and indicates their consent to abide by its terms by signing and dating this AGREEMENT or by initialing and dating this paragraph of this AGREEMENT. Nothing contained herein shall limit THE DEVELOPER’s ability or right to utilize independent contractors provided that such independent contractors agree to be bound by the terms of this Agreement.

8.

Representations and Warranties

THE DEVELOPER makes the following representations and warranties for the benefit of

THE COMPANY:

A.

No Conflict

THE DEVELOPER represents and warrants that it is under no obligation or restriction that would in any way interfere or conflict with the work to be performed by THE DEVELOPER under this Agreement. THE COMPANY understands that THE DEVELOPER is currently working on one or more similar projects for other clients. Provided that those projects do not interfere or conflict with THE DEVELOPER’s obligations under this Agreement, those projects shall not constitute a violation of this provision of the Agreement.

B.

Ownership Rights

THE DEVELOPER represents and warrants that (1) it is and will be the sole author of all works employed by THE DEVELOPER in preparing any and all Deliverables other than Preexisting Works; (2) it has and will have full and sufficient right to assign or grant the rights and/or licenses granted in the Deliverables pursuant to this Agreement; (3) all Deliverables other than Preexisting Works have not been and will not be published under circumstances that would cause a loss of copyright therein; and (4) all Deliverables, including all Preexisting Works, do not and will not infringe any patents, copyrights, trademarks, or other intellectual property rights (including trade secrets), privacy or similar rights of any person or entity, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending against THE DEVELOPER (or, insofar as THE DEVELOPER is aware, against any entity from which THE DEVELOPER has obtained such rights).

9.

Term and Termination

A.

Term of Agreement

This Agreement shall be effective as of the Effective Date and shall remain in force for a period of 1 year, unless otherwise terminated as provided herein.

B.

Termination of Work

THE COMPANY may, at its sole option, terminate any or all work outstanding, or any portion thereof, immediately upon written notice. Upon receipt of notice of such termination, THE DEVELOPER shall inform THE COMPANY of the extent to which performance has been completed through such date, and collect and deliver to THE COMPANY whatever work product and Deliverables then exist in a manner prescribed by THE COMPANY. THE DEVELOPER shall be paid for all work performed through the date of receipt of notice of termination as specified herein. THE DEVELOPER may not terminate any work under this Agreement without the prior written consent of THE COMPANY.

C.

Survival

In the event of any termination of this Agreement, all obligations and responsibilities of THE DEVELOPER shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns. The termination of any provision of this Agreement shall not excuse a prior breach of that provision.

D.

Termination for Cause

This Agreement may be terminated by either party upon thirty (30) days written notice to the other party in the event of a breach of a material provision of this Agreement by the other party, provided that, during the thirty (30) days period, the breaching party fails to cure such breach.

10.

Force Majeure

Neither party shall be liable for any loss or delay resulting from any force majeure event, including acts of God, fire, natural disaster, labor stoppage, war or military hostilities, or inability of carriers to make scheduled deliveries, and any payment or delivery date shall be extended to the extent of any delay resulting from any force majeure event.

11.

Time of the Essence

Time is of the essence to the performance of the parties’ obligations under this Agreement.

12.

Jurisdiction & Disputes

A.

This Agreement shall be governed by the laws of State of Nevada.

B.

All disputes hereunder shall be resolved in the applicable state or federal courts of State of Nevada. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

TANA MA SOFTWARE, LLC. /s/ Tana Ma By: Tana Ma Title: Director Date: April 4, 2017	LITORIUM GROUP CORP. /s/ Maria Manzey By: Maria Manzey Title: President Date: April 4, 2017

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